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                                                                   EXHIBIT 10.13



                    AMENDMENT NO. 2 TO TERMS OF EMPLOYMENT OF
                                GERALD J. ANGELI
                                      WITH
                              CONCORD CAMERA CORP.

         AMENDMENT No. 2, dated August 12, 2002, to Terms of Employment dated as of April 17, 2000, amended as of June 11, 2001 (as amended, the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and GERALD J. ANGELI (the "employee").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. Section 16 of the Agreement is deleted and replaced in its entirety with the following:

             "16) Confidentiality and Intellectual Property, Non-Compete; Code
                  of Conduct

                  Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement.

                  In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by Concord, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested."

         2. The previous Exhibits A and B (dated January 20, 2000) and C (dated June 2, 1999) are hereby deleted and replaced in their entirety with the Exhibit A (dated February 12, 2001) and Exhibit B (dated August 10, 2000) attached hereto.

         3. Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Agreement.


         4.  The foregoing amendments are effective as of April 17, 2000.


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         5.  Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EMPLOYEE:                                CONCORD CAMERA CORP.



/s/ Gerald J. Angeli                     By: /s/ Keith L. Lampert
--------------------------------             -----------------------------
Gerald J. Angeli                             Keith L. Lampert
                                             Executive Vice President and
                                             Director of Worldwide Operations


Date: August 12 '02                      Date: 8-16-02





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